SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549






                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: August 6, 2001
                        (Date of earliest event reported)



                                  SANDATA, INC.
               (Exact Name of Registrant as specified in charter)



             Delaware              0-14401           11-2841799
         State or other          Commission        (I.R.S. Employer
         Jurisdiction of         File Number)        Identification
         Incorporation)                                 Number)


              26 Harbor Park Drive, Port Washington, New York 11050
               (Address of principal executive offices) (Zip Code)

        Registrant's Telephone Number, including area code (516) 484-4400



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Item 5. Other Events

     On August 9, Sandata, Inc. (the "Registrant") issued a press release announcing the termination of Stephen Davies' employment as President of the Company, effective at the close of business on August 6, 2001, and the reduction of the Registrant's workforce by approximately 30 employees, effective August 8, 2001. A copy of the press release is attached hereto as Exhibit 99.


Exhibits

99.      Press Release dated August 9, 2001.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 10, 2001


                                             By:  /s/ Bert E. Brodsky
                                                      Bert E. Brodsky,
                                                      Chairman of the Board and
                                                      Chief Executive Officer

                                    EXHIBITS


Exhibit
Number                          Description of Exhibit

99       Press Release issued by Registrant on August 9, 2001

                                                         EXHIBIT 99


Contact: Bert Brodsky
26 Harbor Park Drive
Port Washington, NY 11050
Phone: (516) 484-4400, X-200
Fax: (516) 484-3290
E-mail: bbrodsky@sandata.com

Autuori Corporate Communications, Inc.
Donna M. Autuori
Phone: (631) 969-0958
Fax:  (631) 969-0027
E-mail: dautuori@aol.com

For Immediate Release:

        Sandata, Inc. Renews Emphasis on its Core Home Health Care Market Resulting in Termination of President and Other Staff Reductions



     Port Washington, NY, August 9, 2001: Sandata, Inc. (Nasdaq: SAND) (the "Company"), a leading provider of computer services principally to the home health care industry, announced today that its decision to renew its emphasis on its core home health care industry customers has led to the termination of Stephen Davies as President of the Company. Additionally, based on this business decision, the Company will be eliminating certain positions and terminating approximately 30 other employees.

     Mr. Davies was hired last year largely because of his marketing experience in broad industry segments. That expertise, the Company's Board of Directors concluded, was no longer a primary requirement of its President in light of Sandata's well-established presence in the home health care market. Current plans are for the duties and responsibilities of the President to be temporarily assumed by the Company's Chief Executive Officer and Chairman of the Board, Bert
E. Brodsky, pending a presidential search and appointment of a new President.

     Projected revenue reductions and recent operating losses combined to cause management to re-evaluate staffing needs. The elimination of approximately 30 positions from within Sandata and its subsidiaries is expected to generate between $1.7 million and $2 million dollars in reduced expenses.

     Forward Looking Statements - This press release includes forward-looking statements which involve known and unknown risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used herein, the words "may", "could", "estimate", "believes", "anticipates", "thinks", "intends" "will be", "expects", and similar expressions (or the negative variations thereof) identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. For a discussion of such risks and uncertainties, including but not limited to risks relating to developments in and regulation of the health-care industry, the demand for and pricing of our services, new technology developments, competitive bidding, acquisitions, litigation, risk and uncertainties associated with the Internet and Internet-related products, the Company's ability to expand its operations, the risk of loss of management and personnel, and other factors which could cause actual results to differ from those contained in the forward-looking statements, readers are urged to carefully review and consider various disclosures made by the Company which attempt to advise interested parties of the factors which affect its business, including, without limitation, the disclosures made under the captions "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-KSB for the most recent ended fiscal year and other Securities and Exchange Commission filings.

     For more information, visit the Company's website at www.Sandata.com.